                                                                    EXHIBIT 99.1

[ESS LOGO]

FOR IMMEDIATE RELEASE

Contact Information:
ESS Technology, Inc.                                 Rebecca Mack
Investor Relations                                   Bergman Mack & Associates
(510) 492-1161                                       (949) 981-4496

                  ESS TECHNOLOGY REPORTS SEQUENTIAL Q4 REVENUE
                      GROWTH OF 72% AND EPS GROWTH OF 200%

                     CELLULAR CAMERA PHONE REVENUES TRIPLES

     FREMONT, CALIF., FEBRUARY 4, 2004--ESS Technology (Nasdaq: ESST) today reported net revenues for the fourth quarter of 2003 of $82.9 million, a 75% increase over the same period last year of $47.5 million and a 72% sequential increase from the $48.2 million reported for the third quarter of 2003.

     GAAP net income for the fourth quarter of 2003 was $8.8 million, or $0.21 per diluted share, compared to GAAP net income of $0.8 million, or $0.02 per diluted share, for the fourth quarter of 2002. For the third quarter of 2003, GAAP net income was $2.7 million, or $0.07 per diluted share.

     Non-GAAP net income for the fourth quarter of 2003 was $9.5 million, or $0.23 per diluted share, compared to the fourth quarter 2002 Non-GAAP net income of $1.4 million, or $0.03 per diluted share. For the third quarter of 2003, Non-GAAP net income was $5.3 million or $0.13 per diluted share. Non-GAAP net income excludes the effects of amortization of intangible assets, write-down of investments, investment gains, in-process research and development, and their related tax effects.

     Robert Blair, president and CEO of ESS Technology commented, "I am very pleased to report that new products and recent acquisitions are driving significant revenue and earnings growth. Our Vibratto II integrated chips and our VibrattoS MPEG4/DivX chips led our strong DVD gains, and our VCD products again set new sales records as the VCD market continues its growth worldwide. And during the fourth quarter our recordable DVD products continued their rapid growth and set a new revenue record. All of our digital video product lines grew during the fourth quarter, and additionally and most importantly, growth in

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our new cameraphone business is exceeding our earlier expectations, with revenue more than triple that of the third quarter."

     Mr. Blair continued, "We are extremely excited by the rapid growth of our CMOS image sensor revenue, the rapid expansion of the cameraphone market, and the huge opportunity this represents for ESS. Industry forecasts for the growth of cameraphones continue to rise, with recent industry forecasts as high as 150-250 million units in 2004. We recognize this great opportunity for ESS and we plan to become a major player in this market. We are expanding our resources in engineering, operations, sales and marketing to win and support more business in this fast-growing market."

     Mr. Blair concluded, "Overall, with the strength and growth of both the digital imaging and digital video markets and our many new products for these markets, ESS is looking forward to significant growth in the future."

     Jim Boyd, CFO of ESS Technology commented, "ESS in the fourth quarter achieved our strongest growth ever, with sequential revenue growth in all segments of our business. Digital imaging revenue more than tripled and sequential earnings per share also tripled. In addition, we ended the year with approximately $165 million in cash and short-term investments and zero debt. Overall, we are very pleased with ESS's results and financial position at the end of 2003."

FIRST QUARTER 2004 GUIDANCE

     The forward-looking statements in this release are based on current expectations. Actual results may differ materially from those expectations. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters.

     We expect net revenue for the seasonally slower first quarter of 2004 to be $68 to $76 million with gross margins to range from 31% - 34%. We also expect R&D expenses at 15% - 16%, and other operating expenses to be at 11% - 12% of net revenue. Overall we expect GAAP net income per diluted share to be in the range of $0.07 to $0.12 and Non-GAAP net income per diluted share to be in the range of $0.10 to $0.15. Non-GAAP net income excludes the effects of amortization of intangible assets, investment gains and losses and their related tax effects.

EARNINGS CONFERENCE CALL

     As previously announced, ESS Technology, Inc. has scheduled a conference call beginning at 2:00

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p.m. PST / 5:00 p.m. EST, February 4, 2004, to discuss its fourth quarter 2004 results. Investors are invited to listen to a live webcast of the conference call at www.esstech.com or http://www.videonewswire.com/ESST/020404. A replay of the webcast will also be available at www.esstech.com and http://www.videonewswire.com/ESST/020404 or by telephone at (800) 633-8284 (U.S./Canada) / (402) 977-9140 (International), Reservation #21181940, beginning at 5:00 p.m. PST / 8:00 p.m. EST, February 4, 2004.

ABOUT ESS TECHNOLOGY

     ESS Technology, Inc., is a leading supplier of high-performance feature-rich chips for the rapidly expanding digital video, digital imaging and digital entertainment markets. The company is also a leading provider of solutions for applications in the growing consumer entertainment market. ESS provides advanced products that enable the emergence of digital home systems that deliver and manage entertainment and information in the home.

     ESS, headquartered in Fremont, California, has R&D, sales, and technical support offices worldwide. ESS Technology's common stock is traded on the Nasdaq National Market under the symbol "ESST". ESS Technology's web site address is: http://www.esstech.com.

(ATTACHMENTS: Consolidated Summary Financial Statements)

     The matters discussed in this news release include certain forward-looking statements that involve risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, the possible reduction of consumer spending occasioned by general economic conditions, the timely availability and acceptance of ESS' new products, the dependence on continued growth in demand for consumer multimedia products, difficulties inherent in integrating acquired businesses with ESS, and the other risks detailed from time to time in the SEC reports of ESS, including the reports on Form 10-K, Form 10-Q and Form 8-K (if any) which we incorporate by reference. Actual results could differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

     All trademarks mentioned in this news release are owned by their respective holders and are used in this news release for identification purposes only.

                                     # # #

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                              ESS TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (unaudited)
                                 (in thousands)

                                                     December 31,   December 31,
                                                         2003           2002
                                                     ------------   ------------
ASSETS

Current Assets:
   Cash and cash equivalents                         $     98,938   $    138,072
   Short-term investments                                  65,908         61,030
   Accounts receivable, net                                57,674         28,468
   Inventories                                             33,546         24,155
   Prepaid expenses and other assets                        2,959          2,834
                                                     ------------   ------------

     Total current assets                                 259,025        254,559

Property, plant and equipment, net                         24,629         18,985
Goodwill                                                   43,789          2,074
Other intangible assets                                    11,510            249
Other assets                                               13,640          5,735
                                                     ------------   ------------

     Total Assets                                    $    352,593   $    281,602
                                                     ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued expenses             $     84,414   $     35,084
   Income taxes payable and deferred income taxes          29,390          9,474
                                                     ------------   ------------

     Total current liabilities                            113,804         44,558
                                                     ------------   ------------

Non-current deferred tax liability                         11,708          7,676
                                                     ------------   ------------
Shareholders' Equity:
   Common stock                                           175,546        196,344
   Accumulated other comprehensive income                     929            504
   Retained earnings                                       50,606         32,520
                                                     ------------   ------------

     Total shareholders' equity                           227,081        229,368
                                                     ------------   ------------

     Total Liabilities and Shareholders' Equity      $    352,593   $    281,602
                                                     ============   ============

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                              ESS TECHNOLOGY, INC.
              GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)
                     (in thousands, except per share data)

                                                Three months ended            Twelve months ended
                                             --------------------------   ---------------------------
                                            December 31,   December 31,   December 31,   December 31,
                                                2003           2002          2003            2002
                                            -----------    -----------    -----------    -----------
Net revenues                                $    82,868    $    47,544    $   195,273    $   273,442
Cost of revenues                                 55,051         35,133        132,690        176,454
                                            -----------    -----------    -----------    -----------

   Gross profit                                  27,817         12,411         62,583         96,988
                                                     34%            26%            32%            35%

Operating expenses:
   Research and development                       9,508          6,380         33,184         26,964
   In-process research and development                -              -          2,690              -
   Selling, general and administrative            9,553          6,311         31,761         34,170
                                            -----------    -----------    -----------    -----------

Operating income (loss)                           8,756           (280)        (5,052)        35,854

Nonoperating income, net                          1,474          1,151         45,946          2,407
                                            -----------    -----------    -----------    -----------

Income before provision for income taxes         10,230            871         40,894         38,261
Provision for income taxes                        1,476             61         15,603            984
                                            -----------    -----------    -----------    -----------

Net income                                  $     8,754    $       810    $    25,291    $    37,277
                                            ===========    ===========    ===========    ===========

Net income per share
            Basic                           $      0.22    $      0.02    $      0.64    $      0.85
                                            ===========    ===========    ===========    ===========
            Diluted                         $      0.21    $      0.02    $      0.61    $      0.80
                                            ===========    ===========    ===========    ===========
Weighted average common shares:
            Basic                                39,014         43,378         39,517         44,044
                                            ===========    ===========    ===========    ===========
            Diluted                              42,169         44,188         41,238         46,731
                                            ===========    ===========    ===========    ===========

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                              ESS TECHNOLOGY, INC.
         NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)(2)
                                  (unaudited)
                     (in thousands, except per share data)

                                                Three months ended        Twelve months ended
                                           --------------------------  --------------------------
                                           December 31,  December 31,  December 31,  December 31,
                                               2003          2002          2003          2002
                                           ------------  ------------  ------------  ------------
Net revenues                               $    82,868   $    47,544   $   195,273   $   273,442
Cost of revenues                                54,352        35,133       131,491       176,454
                                           -----------   -----------   -----------   -----------

  Gross profit                                  28,516        12,411        63,782        96,988
                                                    34%           26%           33%           35%

Operating expenses:
  Research and development                       9,287         6,159        32,103        26,223
  Selling, general and administrative            8,850         6,311        30,415        34,170
                                           -----------   -----------   -----------   -----------

Operating income (loss)                         10,379           (59)        1,264        36,595

Nonoperating income, net                           854         1,501        47,313         6,063
                                           -----------   -----------   -----------   -----------

Income before provision for income taxes        11,233         1,442        48,577        42,658
Provision for income taxes                       1,733            90        16,194         2,115
                                           -----------   -----------   -----------   -----------

Net income                                 $     9,500   $     1,352   $    32,383   $    40,543
                                           ===========   ===========   ===========   ===========
Net income per share
                  Basic                    $      0.24   $      0.03   $      0.82   $      0.92
                                           ===========   ===========   ===========   ===========
                  Diluted                  $      0.23   $      0.03   $      0.79   $      0.87
                                           ===========   ===========   ===========   ===========
Weighted average common shares:
                  Basic                         39,014        43,378        39,517        44,044
                                           ===========   ===========   ===========   ===========
                  Diluted                       42,169        44,188        41,238        46,731
                                           ===========   ===========   ===========   ===========

(1) Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our on-going core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results

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are one of the primary indicators management uses for planning and forecasting results for future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(2) Non-GAAP adjustments are detailed within the schedule entitled "Reconciliation of GAAP Net Income to Non-GAAP Net Income".

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                              ESS TECHNOLOGY, INC.
            RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
                                  (unaudited)
                                 (in thousands)

                                                    Three months ended        Twelve months ended
                                               --------------------------  --------------------------
                                               December 31   December 31   December 31   December 31
                                                   2003          2002          2003          2002
                                               ------------  ------------  ------------  ------------
GAAP net income                                $     8,754   $       810   $    25,291   $    37,277

Non-GAAP Adjustments:
     Amortization of intangible assets (3)           1,623           221         3,626           649
     Write down of investments (4)                       -           350         1,987         3,687
     In-process research and development (5)             -             -         2,690             -
     Cisco Sale (6)                                      -             -             -            61
     Investment Gain (7)                              (620)            -          (620)            -
     Tax effect to items (3) to (7)                   (257)          (29)         (591)       (1,131)
                                               -----------   -----------   -----------   -----------
Non-GAAP net income                            $     9,500   $     1,352   $    32,383   $    40,543
                                               ===========   ===========   ===========   ===========

(3) Non-GAAP amounts for all periods presented exclude the effects of amortization of intangible assets, amounting to $1,623 and $221 for the three months ended December 31, 2003 and December 31, 2002, respectively, and $3,626 and $649 for the twelve months ended December 31, 2003 and December 31, 2002, respectively.

(4) Non-GAAP amounts exclude the effect of the write-down of investments, amounting to $350 for the three months ended December 31, 2002, and $1,987 and $3,687 for the twelve months ended December 31, 2003 and December 31, 2002, respectively.

(5) Non-GAAP amounts exclude the effect of in - process research and development resulting from the Divio and Pictos acquisitions, amounting to $2,690 for the twelve months ended December 31, 2003.

(6) Non-GAAP amounts exclude the realized losses on the sale of Cisco stock, amounting to $61 for the twelve months ended December 31, 2002.

(7) Non-GAAP amounts exclude the investment gain of $620 for the three and twelve months ended December 31, 2003.

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